EXHIBIT 99.1

NETSOL Technologies Announces Fiscal 2017 Second Quarter Financial Results

Second Quarter Total Net Revenues of $17.6 million

Second Quarter GAAP Diluted EPS of $(0.09)

Second Quarter Adjusted EBITDA of $1.0 million

- Conference Call Scheduled for Today at 9 a.m. ET (6 a.m. PT) -

CALABASAS, Calif. – February 14, 2017 – NetSol Technologies, Inc. (Nasdaq: NTWK), a leading global provider of business services and enterprise application solutions to the finance and leasing industry for 20 years, today announced financial results for the fiscal 2017 second quarter ended December 31, 2016.

Fiscal 2017 Second Quarter Financial Results & Operational Highlights

Total net revenues for the second quarter of fiscal 2017 were $17.6 million, an increase of 9% from the prior year period.

●	Total license fees were $5.4 million, up significantly from $0.7 million in the prior year period.

●	Total maintenance fees were $3.8 million, an increase of 17% from $3.3 million in the prior year period.

●	Total services revenues were $8.4 million, a decrease of 31% from $12.2 million in the prior year period.

Gross profit for the second quarter of fiscal 2017 was $8.4 million, or 47.8% of net revenues, an increase of 7% from $7.9 million, or 48.6% of net revenues, in the second quarter of fiscal 2016.

GAAP net loss attributable to NETSOL for the second quarter of fiscal 2017 was $0.99 million, or $(0.09) per diluted share, compared with net income of $0.88 million, or $0.08 per diluted share, in the second quarter of fiscal 2016. GAAP net loss attributable to NETSOL for the second quarter of fiscal 2017 includes $1.4 million of income attributable to non-controlling interest, compared to $0.88 million in the prior year period. The year-over-year increase in non-controlling interest was primarily driven by mix of profits between NETSOL’s wholly owned subsidiaries and joint ventures. GAAP net loss for the second quarter of fiscal 2017 was also impacted by approximately $0.6 million of loss from foreign currency exchange transactions.

Adjusted EBITDA1 for the second quarter of fiscal 2017 was $1.0 million, representing Adjusted EBITDA per diluted share of $0.09, compared with Adjusted EBITDA of $2.6 million, or Adjusted EBITDA per diluted share of $0.24, in the second quarter of fiscal 2016.

At December 31, 2016, cash and cash equivalents were $9.5 million, compared with $11.2 million at September 30, 2016 and $14.0 million at December 31, 2015.

In February 2017, NETSOL completed the implementation of NFS AscentTM for the Australian finance & leasing arm of a multinational German Auto Manufacturing corporation. This was the second implementation under an existing 10-year contract with this customer for the implementation, support and maintenance of NFS AscentTM in 12 countries.

At the end of the fiscal second quarter, NETSOL’s global pipeline exceeded $150 million. Pipeline highlights for the Americas included a leading software company based in the U.S., a global equipment manufacturer that is an existing NETSOL client in Asia Pacific, and several other smaller targets currently in discussions for NFS AscentTM, NFSTM, and LeasePakTM. Pipeline highlights for Asia Pacific and EMEA included a few large multi-national clients in discussions for platform upgrades to NFS AscentTM, multiple potential new logos for NFSTM, and strong pipeline growth in the emerging Indonesia market.

Management Commentary

“Our fiscal second quarter results are highlighted by strong year-over-year growth in our license and maintenance revenues driven by new client implementations and cross-sales into our existing customer base” said Najeeb Ghauri, CEO of NETSOL. “Demand remains solid across our solutions and geographies, our pipeline is growing, and our large twelve-country NFS Ascent implementation remains on track.”

Ghauri continued, “In the past three months, we have initiated new productivity and cost reduction initiatives that we expect will drive additional margin expansion and earnings accretion beginning in the second half of fiscal 2017 and align our business with our strategy for long-term profitable growth. We currently expect these initiatives to result in approximately $1.5 million of cost savings in the second half of fiscal 2017, and approximately $4 million on an annualized basis beginning in fiscal 2018.”

Fiscal 2017 Financial Outlook

The Company’s financial outlook for the fiscal year ending June 30, 2017 is as follows:

●	Total net revenues of $73 to $75 million for fiscal 2017.
●	Non-GAAP Adjusted EBITDA, net, of $9 to $10 million for fiscal 2017.

1 The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release. Beginning with the fourth quarter of fiscal 2016, NetSol has revised its calculation of Adjusted EBITDA to exclude the portion of Adjusted EBITDA that is attributable to its subsidiaries that have a minority interest.

Fiscal 2017 Second Quarter Conference Call

When:	Tuesday, February 14, 2017
Time:	9:00 a.m. Eastern Time
Phone:	1-844-868-9327 (domestic)
1-412-317-6595 (international)
Note:	Once connected, please ask to be joined into the NETSOL Technologies call.

A replay will be available one hour after the end of the conference call and can be accessed by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the replay access code is 10099519. The replay will be available through Tuesday, February 21, 2017.

A live webcast will be available online within the investor relations section of NETSOL’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for one year.

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq:NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of 1,500+ professionals placed in eight strategically located support and delivery centers throughout the world. NFSTM, LeasePakTM, LeaseSoft or NFS AscentTM – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://ir.netsoltech.com/email-alerts.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and adjusted EPS amounts for the full fiscal year and the growing market need for NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Investor Contact

ICR

William Maina

(646) 277-1236

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	December 31, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,505,383	$11,557,527
Accounts receivable, net of allowance of $495,760 and $492,498	5,840,490	9,691,229
Accounts receivable, net - related party	4,303,380	5,691,178
Revenues in excess of billings	17,646,488	10,493,096
Revenues in excess of billings - related party	469,030	804,168
Other current assets	2,904,650	2,214,628
Total current assets	40,669,421	40,451,826
Restricted cash	90,000	90,000
Property and equipment, net	21,873,277	22,774,435
Other assets	2,054,938	842,553
Intangible assets, net	18,423,439	19,674,033
Goodwill	9,516,568	9,516,568
Total assets	$92,627,643	$93,349,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,373,097	$5,962,770
Current portion of loans and obligations under capitalized leases	4,368,930	4,440,084
Unearned revenues	2,806,804	4,739,214
Common stock to be issued	88,324	88,324
Total current liabilities	14,637,155	15,230,392
Long term loans and obligations under capitalized leases; less current maturities	501,554	477,692
Total liabilities	15,138,709	15,708,084
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,993,054 shares issued and 10,958,275 outstanding as of December 31, 2016 and 10,713,372 shares issued and 10,686,093 outstanding as of June 30, 2016	109,931	107,134
Additional paid-in-capital	123,019,215	121,448,946
Treasury stock (34,779 shares and 27,279 shares)	(454,310)	(415,425)
Accumulated deficit	(40,074,755)	(37,323,360)
Stock subscription receivable	(450,220)	(783,172)
Other comprehensive loss	(18,628,395)	(18,730,494)
Total NetSol stockholders' equity	63,521,466	64,303,629
Non-controlling interest	13,967,468	13,337,702
Total stockholders' equity	77,488,934	77,641,331
Total liabilities and stockholders' equity	$92,627,643	$93,349,415

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Net Revenues:
License fees	$5,350,086	$709,691	$8,849,946	$1,903,045
Maintenance fees	3,787,696	3,240,472	7,190,517	6,252,710
Services	6,984,084	9,574,104	12,790,801	16,327,977
License fees - related party	-	-	246,957	-
Maintenance fees - related party	51,345	31,755	181,976	189,986
Services - related party	1,464,901	2,635,675	3,379,473	4,823,083
Total net revenues	17,638,112	16,191,697	32,639,670	29,496,801

Cost of revenues:
Salaries and consultants	5,979,804	5,083,412	11,873,153	10,244,661
Travel	836,240	754,009	1,548,135	1,235,462
Depreciation and amortization	1,318,764	1,461,466	2,649,636	2,935,701
Other	1,065,727	1,022,682	2,038,065	1,961,479
Total cost of revenues	9,200,535	8,321,569	18,108,989	16,377,303

Gross profit	8,437,577	7,870,128	14,530,681	13,119,498

Operating expenses:
Selling and marketing	2,713,478	2,002,990	5,057,516	3,701,394
Depreciation and amortization	271,485	285,616	540,582	576,788
General and administrative	3,933,413	3,378,829	8,552,609	6,583,517
Research and development cost	91,607	117,924	184,539	229,994
Total operating expenses	7,009,983	5,785,359	14,335,246	11,091,693

Income (loss) from operations	1,427,594	2,084,769	195,435	2,027,805

Other income and (expenses)
Loss on sale of assets	(32,339)	(2,333)	(34,742)	(14,206)
Interest expense	(62,127)	(72,156)	(116,602)	(140,329)
Interest income	23,416	35,299	53,856	87,411
Loss on foreign currency exchange transactions	(621,887)	(134,527)	(1,036,783)	(248,246)
Other income	6,823	120,684	28,383	174,998
Total other income (expenses)	(686,114)	(53,033)	(1,105,888)	(140,372)

Net income (loss) before income taxes	741,480	2,031,736	(910,453)	1,887,433
Income tax provision	(338,884)	(273,275)	(378,759)	(348,498)
Net income (loss)	402,596	1,758,461	(1,289,212)	1,538,935
Non-controlling interest	(1,388,272)	(883,396)	(1,462,183)	(1,074,898)
Net income (loss) attributable to NetSol	$(985,676)	$875,065	$(2,751,395)	$464,037

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.09)	$0.08	$(0.26)	$0.05
Diluted	$(0.09)	$0.08	$(0.26)	$0.04

Weighted average number of shares outstanding
Basic	10,877,446	10,308,186	10,783,685	10,294,760
Diluted	10,877,446	10,548,922	10,783,685	10,535,497

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,289,212)	$1,538,935
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,190,218	3,512,489
Provision for bad debts	1,026	37,043
Loss on sale of assets	34,742	14,206
Stock issued for services	1,525,775	326,019
Fair market value of warrants and stock options granted	21,804	145,716
Changes in operating assets and liabilities:
Accounts receivable	3,678,110	111,967
Accounts receivable - related party	829,285	(2,383,828)
Revenues in excess of billing	(7,219,089)	520,071
Revenues in excess of billing - related party	285,791	15,866
Other current assets	585,147	(758,802)
Accounts payable and accrued expenses	334,241	142,008
Unearned revenue	(1,908,440)	(1,190,072)
Net cash provided by operating activities	69,398	2,031,618

Cash flows from investing activities:
Purchases of property and equipment	(1,074,316)	(1,177,443)
Sales of property and equipment	181,087	357,933
Purchase of treasury stock	(38,885)	-
Purchase of non-controlling interest in subsidiary	-	(347,623)
Investment	(705,555)	-
Net cash used in investing activities	(1,637,669)	(1,167,133)

Cash flows from financing activities:
Proceeds from sale of common stock	-	64,931
Proceeds from the exercise of stock options and warrants	429,452	194,680
Proceeds from exercise of subsidiary options	18,089	-
Dividend paid by subsidiary to Non controlling interest	(968,657)	-
Proceeds from bank loans	-	306,750
Payments on capital lease obligations and loans - net	(69,998)	(530,733)
Net cash provided by (used in) financing activities	(591,114)	35,628
Effect of exchange rate changes	107,241	(1,082,297)
Net decrease in cash and cash equivalents	(2,052,144)	(182,184)
Cash and cash equivalents, beginning of the period	11,557,527	14,168,957
Cash and cash equivalents, end of period	$9,505,383	$13,986,773

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net Income (loss) before preferred dividend, per GAAP	$(985,676)	$875,065	$(2,751,395)	$464,037
Non-controlling interest	1,388,272	883,396	1,462,183	1,074,898
Income taxes	338,884	273,275	378,759	348,498
Depreciation and amortization	1,590,249	1,747,082	3,190,218	3,512,489
Interest expense	62,127	72,156	116,602	140,329
Interest (income)	(23,416)	(35,299)	(53,856)	(87,411)
EBITDA	$2,370,440	$3,815,675	$2,342,511	$5,452,840
Add back:
Non-cash stock-based compensation	682,123	393,985	1,547,579	471,735
Adjusted EBITDA, gross	$3,052,563	$4,209,660	$3,890,090	$5,924,575
Less non-controlling interest (a)	(2,037,286)	(1,642,461)	(2,717,103)	(2,697,992)
Adjusted EBITDA, net	$1,015,277	$2,567,199	$1,172,987	$3,226,583

Weighted Average number of shares outstanding
Basic	10,877,446	10,308,186	10,783,685	10,294,760
Diluted	11,032,938	10,548,922	10,939,177	10,535,497

Basic adjusted EBITDA	$0.09	$0.25	$0.11	$0.31
Diluted adjusted EBITDA	$0.09	$0.24	$0.11	$0.31

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$1,388,272	$883,396	$1,462,183	$1,074,898
Income Taxes	53,397	23,907	61,045	37,781
Depreciation and amortization	523,368	730,672	1,049,294	1,556,538
Interest expense	18,725	12,991	36,416	31,333
Interest (income)	(7,535)	(34,947)	(17,092)	(51,397)
EBITDA	$1,976,227	$1,616,019	$2,591,846	$2,649,153
Add back:
Non-cash stock-based compensation	61,059	26,442	125,257	48,839
Adjusted EBITDA of non-controlling interest	$2,037,286	$1,642,461	$2,717,103	$2,697,992

From time to time, NETSOL may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported GAAP diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and six month periods ended December 31, 2016 and 2015 are included in the above table. NETSOL’s management believes that Adjusted EBITDA and Adjusted EBITDA per diluted share are helpful as an indicator of the current financial performance of the company. NETSOL also adjusts for non-cash items, such as stock-based compensation as we believe excluding these costs provide a useful metric by which to compare performance from period to period. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.